Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of B.O.S. Better Online Solutions Ltd. (“BOS”) on Form S-8 pertaining to the BOS 2003 Israeli Share Option Plan, of our report dated March 26, 2017, with respect to the consolidated financial statements of BOS for the years ended December 31, 2015 and December 31, 2016 filed with Securities and Exchange Commission under Form 20-F on March 29, 2018.

Tel Aviv, Israel November 13, 2018	Very truly yours,
/s/ KOST FORER GABBAY & KASIERER
/s/ KOST FORER GABBAY & KASIERER, A Member of Ernst & Young Global